Exhibit 99.8

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated February 20, 2026 (including amendments thereto) with respect to the Common Shares of Immunic, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

BIOTECHNOLOGY VALUE FUND L P

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	02/20/2026

BVF I GP LLC

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	02/20/2026

BIOTECHNOLOGY VALUE FUND II LP

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	02/20/2026

BVF II GP LLC

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	02/20/2026

Biotechnology Value Trading Fund OS LP

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	02/20/2026

BVF Partners OS Ltd.

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	02/20/2026

BVF GP HOLDINGS LLC

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	02/20/2026

BVF PARTNERS L P/IL

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	02/20/2026

BVF INC/IL

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	02/20/2026

LAMPERT MARK N

By:	/s/ Mark N. Lampert
Mark N. Lampert
Date:	02/20/2026

R. THORVALD NAGEL

By:	/s/ R. Thorvald Nagel
R. Thorvald Nagel
Date:	02/20/2026